UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2023

Fuse Group Holding Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202948	47-1017473
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 W. Duarte Rd., Suite 102 Arcadia, CA 91007 (Address of principal executive offices)

(626) 977-0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 8.01 Other Events

On December 28, 2023, Fuse Group Holding Inc. (the “Company”), entered into a Letter of Intent (“LOI”) with Beijing Catering Inc., a company incorporated in California (the “Beijing Catering”) and Fengyuan Jia, an individual and shareholder owns 100% equity interest of Beijing Catering (the “Seller”). Beijing Catering owns and operates a Yomie Yogurt store in California, and Seller intends to sell, and the Company intends to purchase from the Seller, all issued and outstanding equity interest of Beijing Catering at the total purchase price to be negotiated by the parties and confirmed in the definitive agreement. The LOI is intended to reflect the parties’ agreement on terms, but is not intended to be binding as it is subject to the due diligence and execution of definitive documents, except for the provisions of “Confidentiality” and “Governing Law”. The parties plan to close the transaction no later than 120 days from the date of the LOI, unless mutually extended by the parties. The LOI terminates if the closing does not occur before the 120 days period or has not been extended or if either party provides a written notice of termination to other parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuse Group Holding Inc.

Date: December 29, 2023	By:	/s/ Umesh Patel
Umesh Patel
Chief Executive Officer